EXHIBIT 10.63
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                                [IVP LETTERHEAD]


                                                                 July 10th, 2003

TO:

Mr. Peter Mcbride
Karora Technologies, Inc.
Toronto, Ontario


                                LETTER OF INTENT


     The intent of this letter ("letter") is to summarize the result of recent discussions between the management of Karora and IVP Technology Corporation ("IVP") together (the "Parties") with respect to IVP's proposal to acquire a SOURCE CODE LICENSE for the product known as XML/CONNECTOR. Therefore, the principal purpose of this letter is to document the terms, in general, under which the transaction would take place subject to due diligence on the part of IVP and the approval of IVP's board of directors.

     It is understood by both parties that in the preparation of legal agreements that will give effect to this transaction certain arrangements to maximize the tax benefit or other benefits to both parties may need to be undertaken. Each of IV P and Karora will undertake to accommodate each other's requirements to the fullest extent possible provided however that neither company will knowingly fail to comply with any regulation or statute in either Canada or the US.

PRINCIPAL TERMS AND CONDITIONS

     The principal terms and conditions for the proposed purchase of the Source Code License of XML/CONNECTOR are:

     o The source code license is exclusive in the Health Care vertical world wide

     o The source code license cannot be sold by IVP to a customer or any other vendor unless it is sold with the company

     o Karora cannot compete in the Health Care vertical nor sell a source code license to any other party that may compete with IVP Technology in the health care vertical.

     o    A first right of refusal to buy any other vertical or the IPR

     o    Karora to provide 5 days of no charge developer support

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     o    Karora to provide  up to 120 hours of  developer  consulting  at 50.00
          Canadian dollars/hr

     o 500,000 common shares, these shares would be unregistered and subject to rule 144 of the SEC, will be granted to Karora

     o Cash payment of 120,000 Canadian dollars in the form of a note payable with terms of

          o    10,000 Canadian dollars already advanced

          o    10,000 Canadian dollars already advanced

          o    10,000 Canadian dollars on July 30th, 2003

          o    40,000 Canadian dollars by Aug. 30th 2003

          o    50,000 Canadian dollars by September 30, 2003

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II.  LOCK UP AND CONFIDENTIALITY

     It is hereby expressly agreed that Karora and any of its shareholders, managers or advisors will not engage in a process of seeking any other buyer for the source code. Karora also undertakes to refrain from discussing the potential acquisition of XML/Connector with any of IVP's competitors except as agreed to by IVP.

III.  ASSUMED CLOSING DATE:

      July 25, 2003

IV.  CONDITIONS:

     The purchase of Karora's XMLConnector (Source Code) shall be subject to due diligence by IVP and its agents and the approval of IVP's board of directors and subject to counsel input from both IVP and Karora's legal and accounting advisors.

     SHARES: The shares provided as partial consideration in this transaction will initially be unregistered and subject to rule 144 of the SEC.

     CONFIDENTIALITY: IVP and Karora will undertake to use every effort to maintain the confidential nature of the proposed transaction pending mutual agreement as to any announcement however it is acknowledged that IVP must disclose the pending purchase as a result of SEC requirements however in any such announcements transaction details concerning cash and shares will not be provided.

     LITIGATION: To the best of knowledge of IVP and Karora, there is no action, claim or demand or other proceedings pending or threatened before any court or other administrative agency, which would materially and adversely affect Karora or IVP's right to access and use the source code to XMLConnector.

     DEFINITIVE DOCUMENTATION: It is understood that consummation of the transaction contemplated herein will be subject to the preparation; execution and delivery of a promissory note and a source code license agreement or such other documentation as may be deemed appropriate (the "Agreement") by legal and accounting counsel to IVP and Karora.

     APPLICABLE LAW: the Agreement to be consummated to give effect to the transaction herein shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario. As IVP is a public corporation traded on a recognized stock market in the United States and is a reporting entity within the United States of America in case of difference in

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the regulatory  treatment of financial,  securities  and accounting  matters the laws and regulations of the US shall apply.

     ALL NOTICES under this Letter should be sent to:

IVP TECHNOLOGY CORPORATION AT:            Brian J. MacDonald,
                                          President and CEO
                                          2275 Lakeshore Boulevard West
                                          Suite 401,
                                          Toronto, Ontario  M8V 3Y3


Karora:                                   Mr. Peter McBride
                                          President and CEO
                                          30806 Tanoa Rd
                                          Evergeen, CO  80439


      Date this /s/ 22 day of July 2003.
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EXECUTED:

IVP TECHNOLOGY CORPORATION                                   KARORA

/s/ [Brian MacDonald]                     /s/ [Illegible Signature]
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